File No. 2-28273
                                                               File No. 811-1605


                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION



                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the registrant                   [X]


Check the appropriate box:

[ ] Preliminary proxy statement           [ ]   Confidential, for Use
                                                of the Commission
                                                Only (as permitted
                                                by Rule 14a-6(e)(2))

[X]  Definitive proxy statement

[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12



                               Pioneer Income Fund
                               -------------------
                 (Name of Registrant as Specified in Its Charter


                               Pioneer Income Fund
                               -------------------
                   (Name of Person(s) Filing Proxy Statement)

                             PIONEER INCOME FUND
                               60 State Street
                         Boston, Massachusetts 02109
                                1-800-225-6292

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                     TO BE HELD TUESDAY, JANUARY 14, 1997


   A Special Meeting of Shareholders of Pioneer Income Fund, a Delaware business trust (the "Fund"), will be held at the offices of Hale and Dorr, 60 State Street, 26th Floor, Boston, Massachusetts 02109, at 2:00 p.m., Boston time, on Tuesday, January 14, 1997, to consider and act upon the following
Proposals:


   (1) To approve amendments to the Fund's investment objective;

   (2) To approve a new Management Contract between the Fund and Pioneering Management Corporation, the Fund's investment adviser ("PMC"), increasing the management fee payable to PMC;

   (3) To elect the eight (8) Trustees named in the attached Proxy Statement to serve on the Board of Trustees until their successors have been duly elected and qualified;

   (4) To ratify the selection of Arthur Andersen LLP as the Fund's independent public accountants for the fiscal year ending December 31, 1997;

   (5) To approve amendments to the Fund's fundamental investment policies, as described in the proxy statement; and

   (6) To transact such other business as may properly come before the meeting or any adjournments thereof.


   Shareholders of record as of the close of business on November 7, 1996, are entitled to vote at the meeting or any adjournments thereof. The Proxy Statement and proxy card are being mailed to shareholders on or about November 22, 1996.


                                            By Order Of The Board of Trustees
                                            Joseph P. Barri, Secretary

Boston, Massachusetts
November 22, 1996

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY CARD. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                                                     1196-3804

                                    [BLANK]

                             PIONEER INCOME FUND
                               60 State Street
                         Boston, Massachusetts 02109
                                1-800-225-6292

                       SPECIAL MEETING OF SHAREHOLDERS

                               JANUARY 14, 1997

                               PROXY STATEMENT


   This Proxy Statement is furnished to shareholders of Pioneer Income Fund, a Delaware business trust (the "Fund"), in connection with the solicitation of proxies by the Board of Trustees for use at the Special Meeting of Shareholders of the Fund, to be held at the offices of Hale and Dorr, 60 State Street, 26th Floor, Boston, Massachusetts 02109, at 2:00 p.m., Boston time, on Tuesday, January 14, 1997, and at any adjournments thereof (the "Meeting"). This Proxy Statement and enclosed proxy are being mailed to shareholders on or about November 22, 1996. THE FUND'S ANNUAL REPORT FOR ITS FISCAL PERIOD ENDED DECEMBER 31, 1995 AND SEMIANNUAL REPORT FOR ITS FISCAL PERIOD ENDED JUNE 30, 1996 MAY BE OBTAINED FREE OF CHARGE BY WRITING TO THE FUND AT ITS EXECUTIVE OFFICES, 60 STATE STREET, BOSTON, MASSACHUSETTS 02109 OR BY CALLING 1-800-225-6292.

   Shareholders of record as of the close of business on November 7, 1996 (the "Record Date") are entitled to vote on all business of the Meeting or any adjournments thereof. As of the Record Date, there were outstanding 26,748,650.443 shares of beneficial interest of the Fund. To the knowledge of the management of the Fund, no person beneficially owned more than 5% of the outstanding shares of the Fund as of the Record Date.



                                      1
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                                    [BLANK}

                                  PROPOSAL 1


           APPROVAL OF AMENDMENT TO THE FUND'S INVESTMENT OBJECTIVE

   At a Meeting held on July 16, 1996, the Trustees of the Fund unanimously approved and voted to recommend that the shareholders of the Fund approve a change in the Fund's investment objective from current income consistent with the preservation and conservation of capital to capital growth and current income by actively managing investments in a diversified portfolio of equity securities and bonds.

CURRENT OBJECTIVE AND RELATED POLICIES

   In pursuing its objective of current income consistent with the preservation and conservation of capital, the Fund invests in dividend paying common stocks, preferred stocks, bonds and debentures, which may or may not be convertible into common stocks. Capital growth is a secondary consideration in the management of the Fund's portfolio. At September 30, 1996, 37% of the Fund's net assets were invested in equity securities, 1% were invested in cash and cash equivalents and 62% were invested in debt securities.

REASONS FOR CHANGE

   Pioneering Management Corporation, the Fund's investment adviser ("PMC"), 60 State Street, Boston, Massachusetts 02109, is proposing the change to enable the Fund to invest more extensively in equity securities that do not pay current income. At present, unlike many income funds, the Fund invests extensively in income producing equity securities that also provide growth opportunities.

   In PMC's view, the Fund is already managed in a style with significant similarities to many balanced funds. PMC believes that the proposed change will enable PMC more fully to realize this approach. Pioneer Funds Distributor, Inc., the Fund's principal underwriter, has also advised the Trustees that it believes it may be able more effectively to market the Fund as a balanced Fund than as an income Fund because of the Fund's atypical equity oriented approach to achieving current income. The potential for significant expansion of the Fund's assets through increased investment in the Fund could, over the longer-term, result in increased economies of scale reducing the costs and expenses of operating the Fund.

CHANGES IN RELATED INVESTMENT POLICIES

   Subject to shareholder approval of the proposed change in investment objectives, the Fund's name will be changed to "Pioneer Balanced Fund" and the Fund's current policy of investing only in dividend-paying common stocks, preferred stocks, bonds and debentures (which may or may not be convertible into common stocks) will be eliminated. Although linked to the Fund's change in objective, the change in name and the elimination of the foregoing "non-fundamental" policy do not require shareholder approval and hence do not appear as proposals in this proxy statement. In lieu of the eliminated investment policy, the Trustees have approved a non-fundamental investment policy that would require the Fund under normal circumstances to invest between 35% and 65% of its total assets in each of (1) common stocks, preferred stocks and other securities with common stock characteristics and (2) bonds.

   The allocation of the Fund's assets between stocks and bonds will vary in response to conclusions drawn from PMC's continual assessment of business, economic and market conditions. The mix of equity securities, bonds, short-term investments and cash may be held in whatever proportions PMC determines are necessary for temporary defensive purposes.


   If the proposed changes in objectives and related policies are adopted, the Fund will have similar investment objectives and policies to Balanced Portfolio of Pioneer Variable Contracts Trust, which is available only to certain annuity holders, and will be managed in a similar style.

OTHER CHANGES IN INVESTMENT POLICIES AND PRACTICES


   Quality limitations. The quality limitations set forth in the Fund's prospectus concerning the Fund's investment in debt securities will change as a result of the change in the Fund's objectives and related policies. The Fund currently may invest up to 35% of its total assets in debt securities rated below investment grade. If the proposed changes in investment objectives are approved, the Fund will adopt quality restrictions that require it to invest primarily in "investment grade" securities. Investment grade debt securities are debt securities rated at least BBB by Standard & Poor's Ratings Group ("S&P") or Baa by Moody's Investors Service, Inc. ("Moody's") or, if unrated determined by PMC to be of comparable quality and commercial paper of comparable quality.


   Under the Fund's revised quality limitations, the Fund's portfolio assets allocated to bonds normally will be invested in (1) investment grade debt securities as rated by S&P or Moody's or, if unrated, determined by PMC to be of comparable quality, (2) commercial paper of comparable quality and (3) U.S. government securities, mortgage participation certificates guaranteed by the Government National Mortgage Association ("GNMA Certificates") and collateralized mortgage obligations ("CMOs") (described below). The Fund will, however, be able to invest up to 10% of its total assets in debt securities that are rated below investment grade or, if unrated, judged by PMC to be of comparable quality, and in commercial paper that is of comparable quality.


   Foreign securities and covered call options. In addition, if the proposed change in objectives is approved by shareholders, the Fund's limitation on investment in foreign securities, will be reduced from 30% of total assets to 10% and the Fund's ability to write covered call options will be eliminated.


ADDITIONAL INVESTMENT PRACTICES


   Real Estate Investment Trusts ("REITs"). If the proposed change in objectives is approved by shareholders, the Fund will adopt a policy permitting it to invest up to 25% of its total assets in REITs. REITs are pooled investment vehicles which primarily invest in income producing real estate or real estate related loans or interests. REITs are generally classified as equity REITs, mortgage REITs or a combination of equity and mortgage REITs.

Equity REITs invest the majority of their assets directly in real property and derive income primarily from the collection of rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive income from the collection of interest payments. REITs are not taxed on income distributed to shareholders provided they comply with several requirements of the Internal Revenue Code of 1986, as amended (the "Code"). The Fund will indirectly bear its proportionate share of any expenses paid by REITs in which it invests in addition to the expenses paid by the Fund.

   Investing in REITs involves certain unique risks. Equity REITs may be affected by changes in the value of the underlying property owned by the REITs, while mortgage REITs may be affected by the quality of any credit extended. REITs are dependent upon management skills, are not diversified, and are subject to the risks of financing projects. REITs (especially mortgage REITs) are also subject to interest rate risks. When interest rates decline, the value of a REIT's investment in fixed rate obligations can be expected to rise. Conversely, when interest rates rise, the value of a REIT's investment in fixed rate obligations can be expected to decline. Historically, REITs have been more volatile in price than the larger capitalization stocks included in the Standard & Poor's Index of 500 Common Stocks.

   GNMA Certificates and CMOs. As indicated above, if the proposed change in objectives is approved, the Fund would adopt policies permitting it to invest a portion of its assets allocated to debt securities in GNMA Certificates and CMOs. A GNMA Certificate is a mortgage participation certificate, that is, an interest in pools of residential mortgage loans issued by U.S. Governmental or private lenders, which may be of varying maturity guaranteed by the Government National Mortgage Association. Although the payment when due of interest and principal on GNMA Certificates is backed by the full faith and credit of the United States, this guarantee does not extend to the market value of these securities. CMOs are mortgage-backed bonds which may be issued by U.S. government agencies and instrumentalities as well as private lenders. CMOs are issued in multiple classes and the principal of and interest on the underlying mortgage assets may be allocated among the several classes in various ways. Each class of CMOs, often referred to as a "tranche," is issued at a specific adjustable or fixed interest rate and must be fully retired no later than its final distribution date. Because of principal prepayments and foreclosures with respect to mortgages underlying GNMA Certificates and CMOs, such investments may be less effective than other types of securities as a means of "locking in" attractive long-term interest rates. Prepayments generally can be invested only at lower interest rates.

   Currency transactions. If the proposed change in objectives is approved, the Fund will also adopt policies permitting it to manage its exposure to foreign currencies to take advantage of different yield, risk and return characteristics that different currencies can provide for U.S. investors. To manage exposure to foreign currency fluctuations, the Fund will be permitted to enter into forward foreign currency exchange contracts (agreements to exchange one currency for another at a future date at a specified price) and buy and sell options and futures contracts relating to foreign currencies. The Fund will use forward foreign currency exchange contracts in the normal course of business to lock in an exchange rate in connection with purchases and sales of securities denominated in foreign currencies. Other currency management strategies will allow the Fund to hedge portfolio securities, to shift investment exposure from one currency to another, or to attempt to profit from anticipated declines in the value of a foreign currency relative to the U.S. dollar. The Fund will only invest in currency management strategies to the extent that it invests in foreign securities.

   Although PMC may attempt to manage currency exchange rate risks, there is no assurance that it will do so at an appropriate time or that it will be able to predict exchange rates accurately. For example, to the extent that PMC increases the Fund's exposure to a foreign currency, and that currency's value subsequently falls, PMC's currency management may have the effect of lowering the Fund's net asset value. Similarly, if PMC hedges the Fund's exposure to a foreign currency, and the currency's value rises, the Fund will lose the opportunity to participate in the currency's appreciation.

UNAFFECTED INVESTMENT POLICIES AND PRACTICES

   The Fund's ability to use the following investment practices and invest in the following types of securities as described in the prospectus will remain substantially unchanged if the change in objectives is approved: restricted and illiquid securities, when issued securities, loans of portfolio securities and repurchase agreements.

CHANGE IN PORTFOLIO MANAGER


   Following the proposed change in investment objectives and policies, Mr. William Field will be responsible for the implementation of the Fund's investment strategy and the day-to-day management of the Fund's portfolio. Since 1991, Mr. Field has been employed by PMC as an investment analyst and has served as an assistant portfolio manager for certain institutional accounts since January 1996. He has expertise in investing in both equity and fixed income securities.


RISKS AND OTHER SPECIAL CONSIDERATIONS

   Dividend rate. As indicated above, under the Fund's proposed new investment objectives and policies, capital growth will be a coequal objective along with current income and not merely a secondary consideration as under the existing investment objective and policies. Because the Fund will no longer pursue the sole objective of current income or be required to invest only in income producing securities, it is likely that the Fund's dividend rate will be reduced over time. Accordingly, shareholders primarily seeking current income are advised to reevaluate whether the Fund continues to be a suitable investment vehicle for their particular investment needs. The reduction of the Fund's ability to invest in below investment grade debt securities, which typically pay higher yields than investment grade debt securities, may also contribute to a reduction in the Fund's dividend rate over time. Of course, shareholders can achieve approximately the same mix of bond and stock investments as the Fund's current portfolio by investing in a combination of the Fund's restructured portfolio and other income producing Pioneer mutual funds.


   Portfolio turnover. The transition to the Fund's new investment objectives and related policies may involve higher than normal portfolio turnover (greater than 50% per year) for the year following the change. High portfolio turnover involves correspondingly higher brokerage commissions and other transaction costs, which will be borne directly by the Fund, and could involve realization of taxable gains that would be taxable when distributed to shareholders.

   Equity investments. To the extent that the Fund invests more extensively in certain types of equity securities in pursuing its new investment objectives it may incur greater investment risk. There are two primary areas in which the Fund may incur greater risk than under its current objective and policies. First, in pursuing capital growth, the Fund may invest in non-dividend paying common stocks. Although such stocks often offer the most attractive growth opportunities, they also at times may represent investments in companies that are less stable or secure than companies paying regular dividends on their common stocks. Second, the Fund may but need not place an even greater emphasis on equity securities in pursuing current income than under its current policies. For instance, if the Fund attempts to earn income primarily through investments in dividend paying common stocks, depending upon interest rate movements it may incur greater investment risk than if it seeks income primarily through investments in preferred stocks and bonds. Similarly, to the extent the Fund de-emphasizes bonds in favor of preferred stocks it will also incur greater investment risk. Both in terms of protection of capital and continuity of income payments, common stocks are the lowest ranking and least protected type of security, followed by preferred stocks and then by bonds and other debt securities which are afforded the greatest degree of protection.

REQUIRED VOTE

   Adoption of Proposal 1 requires the approval of a majority of the outstanding voting securities of the Fund, which under the Investment Company Act of 1940, as amended (the "1940 Act"), is defined to mean the affirmative vote of the lesser of (i) 67% or more of the shares of the Fund represented at the Meeting, if at least 50% of all outstanding shares of the Fund are represented at the Meeting, or (ii) 50% or more of the outstanding shares of the Fund entitled to vote at the Meeting (a "1940 Act Majority Vote").

   If this Proposal 1 is not approved by the shareholders of the Fund, the Fund will continue to adhere to its current investment objective and policies and will not change its name.

   FOR THE REASONS SET FORTH ABOVE, THE TRUSTEES UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS OF THE FUND VOTE IN FAVOR OF THE APPROVAL OF THE PROPOSAL TO AMEND THE FUND'S INVESTMENT OBJECTIVES.

                                  PROPOSAL 2

                     APPROVAL OF NEW MANAGEMENT CONTRACT

SUMMARY

   Pioneering Management Corporation has served as the Fund's investment adviser since December 1, 1993. PMC serves as the investment adviser for the Pioneer family of mutual funds, Pioneer Interest Shares and for certain other institutional accounts. PMC, a registered investment adviser under the Investment Advisers Act of 1940, as amended, is a wholly owned subsidiary of PGI, a Delaware corporation with publicly traded shares. PGI is located at 60 State Street, Boston, Massachusetts 02109.

   At the Meeting held on July 16, 1996, the Trustees, including all of the Trustees who are not "interested persons" of the Fund or PMC, unanimously approved and voted to recommend that the shareholders of the Fund approve a proposal to terminate the Fund's existing Management Contract between PMC and the Fund (the "Existing Contract") and to adopt a new Management Contract (the "Proposed Contract"). The Existing Contract and the Proposed Contract are also each referred to below as a "Contract." Under the Proposed Contract, the form of which is attached to this Proxy Statement as Exhibit A, THERE WILL BE AN INCREASE IN THE RATE OF MANAGEMENT FEES PAID BY THE FUND TO PMC. THE MANAGEMENT FEE RATE INCREASE IS MORE FULLY DESCRIBED BELOW.

TERMS OF EXISTING AND PROPOSED MANAGEMENT CONTRACTS

   Except for the different fee rates, effective dates and renewal dates, the terms of the Existing and Proposed Management Contracts are substantially identical. Pursuant to the terms of each Contract, PMC serves as investment adviser to the Fund and is responsible for the overall management of the Fund's business affairs subject only to the authority of the Board of Trustees. PMC is authorized to buy and sell securities for the account of the Fund and to designate brokers to carry out such transactions, subject to the right of the Trustees to disapprove any such purchase or sale. PMC may not make any purchase the cost of which exceeds funds currently available for the Fund and may not make any purchase which would violate any fundamental policy or restriction with respect to the Fund in the Fund's Prospectus or Statement of Additional Information as in effect from time to time.

   Under each Contract, PMC pays all expenses, including executive salaries and the rental of office space, related to its services for the Fund with the exception of the following which are paid by the Fund: (i) charges and expenses for determining from time to time the value of the net assets of the Fund and the keeping of its books and records, (ii) the charges and expenses of auditors,
(iii) the charges and expenses of any custodian, transfer agent, plan agent, dividend disbursing agent and registrar appointed by the Fund, (iv) issue and transfer taxes, chargeable to the Fund in connection with securities transactions to which the Fund is a party, (v) insurance premiums, interest charges, dues and fees for membership in trade associations and all taxes and corporate fees payable by the Fund to federal, state or other governmental agencies, (vi) fees and expenses involved in registering and maintaining registrations of the Fund and of its shares with the SEC, state securities agencies and foreign jurisdictions, including the preparation of prospectuses and statements of additional information for filing with such agencies, (vii) all expenses of shareholders' and Trustees' meetings and of preparing, printing and distributing prospectuses, notices, proxy statements and all reports to shareholders and to governmental agencies, (viii) charges and expenses of legal counsel to the Fund, (ix) if applicable, distribution expenses of the Fund pursuant to a Plan of Distribution in accordance with Rule 12b-1 promulgated by the SEC pursuant to the 1940 Act, and (x) compensation of those

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Trustees of the Fund who are not affiliated with or interested persons of PMC, the Fund (other than as Trustees), PGI, or PFD. The Fund will pay all brokers' and underwriting commissions chargeable to the Fund in connection with securities transactions to which the Fund is a party.

   The Existing Contract was approved by the shareholders of the Fund on November 23, 1993, in connection with acquisition of the Fund from another mutual fund group. The Existing Contract was initially approved by the Fund's Board shortly thereafter and its renewal was most recently approved by the Board at a meeting held in April, 1996. Each Contract is renewable annually by the vote of PMC's Board and by vote of a majority of the Fund's Board, including a majority of the Trustees who are not "interested persons" of the Fund, PMC or PFD, cast in person at a meeting called for the purpose of voting on such renewal. Each Contract terminates if assigned (as defined in the 1940 Act) and may be terminated without penalty by either party by vote of its Board or a majority of its outstanding voting securities and upon 60 days' written notice.


PROPOSED MANAGEMENT FEE INCREASE

   As compensation for its management services and certain expenses which PMC incurs on behalf of the Fund, the Fund pays PMC an annual management fee under the Existing Contract equal to 0.50% of the Fund's average daily net assets up to $250 million, 0.48% of the next $50 million, and 0.45% of the excess over $300 million. This fee is computed daily and paid monthly.

   As compensation for its management services and certain expenses which PMC incurs on behalf of the Fund, the Fund would pay PMC an annual management fee under the Proposed Contract (the "Proposed Fee") equal to 0.65% of the Fund's average daily net assets up to $1 billion, 0.60% of the next $4 billion and 0.55% of the excess over $5 billion. The Proposed Fee would be computed daily and paid monthly.

   The Proposed Fee represents an increase in the management fee rate payable to PMC over the rates under the Existing Contract. The Board determined that the Proposed Fee is fair and reasonable. The effective date of the Proposed Contract is expected to be February 1, 1997. Accordingly, the Proposed Fee will take effect on February 1, 1997 if the Proposed Contract is adopted at the Meeting.

EFFECT OF THE NEW MANAGEMENT FEE STRUCTURE

   Under the Existing Contract, the Fund pays management fees at an effective annual rate of 0.498% based on net assets of $274 million at September 30, 1996. Under the Proposed Contract, the Fund would pay management fees at an effective annual rate of 0.65% at such net asset level.

   Set forth below is a chart showing the dollar amount of management fees paid during the Fund's past fiscal year under the Existing Contract and the amount of fees that would have been paid under the Proposed Contract at the Proposed Fee rate. The chart also shows the percentage differences these amounts that would have been paid under the Proposed Contract represent from the amount paid under the Existing Contract. Also set forth

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


below are comparative fee tables showing the amount of fees and expenses paid by each class of shares of the Fund under the Existing Contract as a percentage of average net assets and the amount of fees and expenses each class of shareholders would have paid if the Proposed Fee under the Proposed Contract had been in effect. The information in the table is based on actual assets and expenses for the fiscal year ended December 31, 1995. For Class C shares, operating expenses are based on amounts that would have been incurred if Class C shares had been outstanding for the fiscal year ended December 31, 1995. Class C shares were first offered on January 31, 1996.


                      DOLLAR AMOUNT OF MANAGEMENT FEES PAID
                     (fiscal year ended December 31, 1995)

                                                    Existing       Proposed
                                                    Contract       Contract
                                                   -----------   ------------
Amount of Fees Paid or that Would
  Have Been Paid                                   $1,306,546     $1,751,441
Percentage Difference from Amount
  Paid under Existing Contract                            N/A          +0.17%


                            COMPARATIVE FEE TABLE

CLASS A SHARES

ANNUAL FUND OPERATING EXPENSES
(AS A PERCENTAGE OF AVERAGE NET ASSETS)

                                                      Existing     Proposed
                                                        Fee           Fee
                                                    ------------   ---------
Management Fee                                          0.48%        0.65%
12b-1 Fees                                              0.25%        0.25%
Other Expenses                                          0.38%        0.38%
                                                        ====         ====
Total Fund Operating Expenses                           1.11%        1.28%


CLASS B AND CLASS C SHARES


ANNUAL FUND OPERATING EXPENSES
(AS A PERCENTAGE OF AVERAGE NET ASSETS)

                                                      Existing     Proposed
                                                        Fee           Fee
                                                    ------------   ---------
Management Fee                                          0.48%        0.65%
12b-1 Fees                                              1.00%        1.00%
Other Expenses                                          0.30%        0.30%
                                                        ====         ====
Total Fund Operating Expenses                           1.78%        1.95%


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

EXAMPLES

   The following illustrates the expenses on a $1,000 investment under the existing fee and the Proposed Fee stated above, assuming a 5% annual return, constant expenses, and redemption at the end of each time period:

                                   1 year    3 years   5 years     10 years
                                  -------    --------   --------  ----------
   Class A Shares
   Existing Fee                     $56        $79       $103       $ 174
   Proposed Fee                     $57        $84       $112       $ 193

   Class B Share
   --Assuming complete redemption at end of period
   Existing Fee                     $58        $86       $116       $ 192*
   Proposed Fee                     $61        $94       $129       $ 217*
   --Assuming no redemption
   Existing Fee                     $18        $56       $ 96       $ 192*
   Proposed Fee                     $21        $64       $109       $ 217*

   Class C Shares**
   --Assuming complete redemption at end of period
   Existing Fee                     $28        $56       $ 96       $ 209
   Proposed Fee                     $31        $64       $109       $ 236
   --Assuming no redemption
   Existing Fee                     $18        $56       $ 96       $ 209
   Proposed Fee                     $21        $64       $109       $ 236

 * Class B shares convert to Class A shares eight years after purchase; therefore, Class A expenses are used after year eight.
** Class C shares redeemed during the first year after purchase are subject to a 1% contingent deferred sales charge.


   THE PURPOSE OF THESE EXAMPLES AND TABLES IS TO ASSIST INVESTORS IN UNDERSTANDING THE VARIOUS COSTS AND EXPENSES OF INVESTING IN SHARES OF THE FUND. THE EXAMPLES ABOVE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE FUND. ACTUAL EXPENSES MAY BE HIGHER OR LOWER THAN THOSE SHOWN ABOVE.


OTHER PROVISIONS UNDER THE EXISTING AND PROPOSED CONTRACTS


   Standard of Care. Under each Contract, PMC "will not be liable for any error of judgment or mistake of law or for any loss sustained by reason of the adoption of any investment policy or the purchase, sale or retention of any security on the recommendation of [PMC] . . ." PMC, however, shall not be protected against liability by reason of its ". . . willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement." This "standard of care" is consistent with the 1940 Act, PMC's most recent management contracts and common practice in the mutual fund industry.

   PMC's Authority. Each Contract provides that PMC shall have full discretion to act for the Fund in connection with purchase and sale transactions subject only to the Declaration of Trust, Bylaws, currently effective registrations under the 1940 Act and the Securities Act of 1933, as amended (the "1933 Act"), investment objectives, policies and restrictions of the Fund in effect from time to time, and specific policies and instructions established from time to time by the Trustees.

   Portfolio Trading. Consistent with common practice in the mutual fund industry and with PMC's most recent management contracts, each Contract expressly permits PMC to engage in such activity. For a more detailed description of the Fund's current portfolio brokerage practices, see the Appendix.

   Expense Limitation. Each Contract provides that if the operating expenses of the Fund exceed the limits established by state "blue sky" administrators, PMC's fee will be reduced (but not below $0) to the extent required by such limits. Each Contract also provides that PMC may from time to time agree not to impose all or a portion of its fee or otherwise take action to reduce expenses of the Fund. Any such fee limitation or expense reduction is voluntary and may be discontinued or modified by PMC at any time.

   Expenses. Each Contract provides that the Fund shall pay ". . . charges and expenses for fund accounting, pricing and appraisal services and related overhead, including, to the extent such services are performed by personnel of [PMC] or its affiliates, office space and facilities and personnel compensation, training and benefits . . ." PMC has estimated that, at current direct labor costs, aggregate annualized fund accounting overhead charges allocated to the Fund will be approximately $6,500.

   Other Provisions. Each Contract includes provisions that provide that: (i) the law of The Commonwealth of Massachusetts shall be the governing law of the contract; (ii) PMC is an independent contractor and not an employee of the Fund;
(iii) the contract is the entire agreement between the parties with respect to the matters described therein; (iv) the contract may be executed using counterpart signature pages; (v) invalid or unenforceable provisions of the contract are severable and do not render the entire agreement invalid or unenforceable; (vi) the Fund may pay for charges and expenses of counsel to the "non-interested" Trustees as well as counsel to the Fund; and (vii) subject to obtaining best execution, PMC may consider sales of other funds in the Pioneer Family of Mutual Funds when selecting brokers and dealers to execute the Fund's securities transactions.

MISCELLANEOUS

   If approved, the Proposed Contract will become effective on February 1, 1997 (or on the date of approval if approved after that date) and will continue in effect until May 31, 1998, and thereafter will continue from year to year subject to annual approval by the Board of Trustees in the same manner as the Existing Contract. The Proposed Contract terminates if assigned (as defined in the 1940 Act) and may terminate without penalty, upon sixty (60) days' written notice, by either party by vote of its Board or by a vote of a majority of the outstanding voting securities of the Fund. The description of the Existing Contract and the Proposed Contract set forth above and the other information with respect to the

Proposed Contract are qualified in their entirety by reference to the form of Proposed Contract, attached hereto as Exhibit A.

ADDITIONAL INFORMATION PERTAINING TO PMC

   For additional information concerning the management, ownership structure, affiliations, brokerage policies and certain other matters pertaining to PMC, see the Appendix.

FACTORS CONSIDERED BY THE TRUSTEES

   The Trustees determined that the terms of the Proposed Contract are fair and reasonable and that approval of the Proposed Contract on behalf of the Fund is in the best interests of the Fund. The Trustees considered a number of factors in deciding to recommend an increase in the management fee. At all times during the Trustees' deliberations, they were advised by the Fund counsel and their own independent counsel. When the Trustees were presented with the Proposed Fee, they requested and were furnished with substantial information to assist in their evaluation. In considering whether to adopt the Proposed Fee, the Trustees considered, among other things, PMC's intended use of a significant portion of the fee increase to benefit the Fund, as well as information relating to the overall reasonableness of the Proposed Fee.


   The Trustees considered and placed heavy emphasis on PMC's indications that it would use a significant portion of the increased fee to enhance its management and accounting systems and research capabilities with respect to the Fund's portfolio, including significant additional investment in human resources and technology, with the purpose of helping to make the Fund more competitive. Among other matters, PMC has appointed William Field to serve as the Fund's new portfolio manager. Mr. Field joined PMC in 1991 as an investment analyst and has served as an assistant portfolio manager for certain institutional accounts since January 1996. The Trustees also considered that the management fees paid by the Fund to PMC under the Existing Contract are below those paid by many other equity oriented income funds and balanced funds and that the Proposed Fee is consistent with management fees paid by many other such similar funds.


   Based upon all of the above considerations, the Trustees determined that the Proposed Fee would be equitable and fair to the shareholders of the Fund.

TRUSTEES' RECOMMENDATION

   Based on its evaluation of the materials presented and assisted by the advice of independent counsel, the Board of Trustees, including all of the Trustees who are not "interested persons" of the Fund or PMC, concluded that the Proposed Contract was fair and reasonable and in the best interests of the Fund's shareholders and by a vote cast at a meeting held on July 16, 1996, unanimously approved and voted to recommend to the shareholders of the Fund that they approve the Proposal to terminate the Existing Contract and to adopt the Proposed Contract.

REQUIRED VOTE

   Adoption of Proposal 2 requires the approval of a 1940 Act Majority Vote. If the Proposed Contract is not approved by the shareholders of the Fund, the Existing Contract will continue in effect.

   FOR THE REASONS SET FORTH ABOVE, THE TRUSTEES UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS OF THE FUND VOTE IN FAVOR OF THE APPROVAL OF THE PROPOSED MANAGEMENT CONTRACT.

                                  PROPOSAL 3

                             ELECTION OF TRUSTEES

   The persons named on the accompanying proxy card intend to vote at the Meeting (unless otherwise directed) FOR the election of the eight (8) nominees named below as Trustees of the Fund. All of the nominees currently serve as Trustees and have been recommended by the Nominating Committee of the Trustees which consists solely of Trustees who are not "interested persons" of the Fund, PMC or PFD within the meaning of the 1940 Act.

   Each Trustee will be elected to hold office until the next meeting of shareholders or until his or her successor is elected and qualified. Each nominee has consented to being named herein and indicated his or her willingness to serve if elected. If any such nominee should be unable to serve, an event not now anticipated, the persons named as proxies may vote for such other person as shall be designated by the Board of Trustees.


   The following table sets forth each nominee's position(s) with the Fund, age, address, principal occupation or employment during the past five years and directorships, and indicates the date on which he or she first became a Trustee of the Fund. The table also shows the number of shares of beneficial interest of the Fund beneficially owned by each nominee, directly or indirectly, on September 30, 1996.

                                                                          Shares of Beneficial
                                                                          Interest of the Fund
       Name, Age,                                                          Beneficially Owned
    Position(s) with            Principal Occupation           First    and Percentage of Total
        the Fund                    or Employment             Became a   Shares Outstanding on
      and Address               and Trusteeships (1)          Trustee    September 30, 1996 (2)
 -----------------------  ---------------------------------   --------   -----------------------
John F. Cogan, Jr.*       President, Chief Executive            1993              -0-
(70)                      Officer and a Chairman of the
President and             Board, Director of Pioneer Group,
Trustee                   Inc. ("PGI"); Chairman and a
60 State Street           Director of PMC, PFD, Pioneer
Boston, MA 02109          Goldfields Limited ("PGL") and
                          Teberebie Goldfields Limited;
                          Director of Pioneer Services
                          Corporation ("PSC") and Pioneer
                          Capital Corporation ("PCC");
                          President and Director of Pioneer
                          Plans Corporation ("PPC"), Pioneer
                          Investment Corporation ("PIC"),
                          Pioneer Metals and Technology, Inc.
                          ("PMT") and Pioneer International
                          Corporation ("P.Intl."); Chairman
                          of the Supervisory Board of Pioneer
                          Fonds Marketing GmbH ("Pioneer
                          GmbH"); Member of the Supervisory
                          Board of Pioneer First Polish Trust
                          Fund Joint Stock Company ("PFPT");
                          and Partner, Hale and Dorr (Counsel
                          to the Fund)

Richard H. Egdahl, M.D.   Alexander Graham Bell Professor       1993              -0-
(69)                      of Health Care Entrepreneurship,
Health Policy Institute   Boston University; Professor of
53 Bay State Road         Management, Public Health and
Boston, MA 02115          Surgery, Boston University;
                          University Professor, Boston
                          University; Director, Boston
                          University Health Policy Institute;
                          Director, Essex Investment Management
                          Company, Inc., an  investment
                          adviser; Vice Chair of the Board of
                          Directors, HPR, Inc., a health cost
                          containment software firm; Director,
                          CORE, a worker's compensation
                          management firm

                                      15

Margaret B.W. Graham      Founding Director, Winthrop           1993                -0-
(49)                      Group, Inc., a consulting firm,
Trustee                   since 1982; Manager of Research
The Keep                  Operations Xerox Palo Alto
P.O. Box 110              Research Center, between 1991 and
Little Deer Isle,         1994; and Professor of Operations
ME 04650                  Management and Management of
                          Technology, Boston University
                          School of Management, between
                          1989 and 1993

John W. Kendrick          Professor Emeritus of Economics,      1993                -0-
(79)                      George Washington University; and
Trustee                   Economic Consultant and Director,
6363 Waterway Dr.,        American Productivity and Quality
Falls Church,             Center
VA 22044

Marguerite A. Piret       President, Newbury,                   1993            100.406
(48)                      Piret & Company, Inc., a merchant                        0.00%
Trustee                   banking firm
One Boston Place
Suite 2635
Boston, MA 02108


David D. Tripple*         Director and Executive Vice           1993                -0-
(52)                      President of PGI; President Chief
Executive Vice            Investment Officer and a director
President                 of PMC; Director of PFD, PCC,
and Trustee               Pioneer SBIC Corp., P. Intl. and
60 State Street           PIC; and Member of the
Boston, MA 02109          Supervisory Board of PFPT


Stephen K. West           Partner, Sullivan & Cromwell, a       1993                -0-
(68)                      law firm
Trustee
125 Broad Street
New York, NY 10004

John Winthrop             President, John Winthrop & Co., a     1993                -0-
(60)                      private investment firm; Director
Trustee                   of NUI Corp.
One North Adgers Wharf
Charleston, SC 29401


--------------
 * Messrs. Cogan and Tripple are "interested persons" of the Fund, PMC and PFD within the meaning of the 1940 Act.
(1) Each nominee also serves as a trustee for each of the open-end investment companies (mutual funds) in the Pioneer family of mutual funds and for each portfolio of Pioneer Variable Contracts

    Trust (except for Messrs. Kendrick and Winthrop and Ms. Graham who do not serve as trustees for Pioneer Variable Contracts Trust) and as a Director of Pioneer Interest Shares, a closed-end investment company ("Interest Shares"). Each Trustee was elected by the shareholders of the Fund in 1994.
(2) As of September 30, 1996, the Trustees and officers of the Fund beneficially owned, directly or indirectly, in the aggregate less than 1% of the Fund's outstanding shares.

   Ms. Piret, Mr. West and Mr. Winthrop serve on the Audit Committee of the Board of Trustees. The functions of the Audit Committee include recommending independent auditors to the Trustees, monitoring the independent auditors' performance, reviewing the results of audits and responding to certain other matters deemed appropriate by the Trustees. Ms. Graham, Ms. Piret and Mr. Winthrop serve on the Nominating Committee of the Board of Trustees. The primary responsibility of the Nominating Committee is the selection and nomination of candidates to serve as independent directors. The Nominating Committee will also consider nominees recommended by shareholders to serve as Trustees provided that shareholders submitting such recommendations comply with all relevant provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

   During the fiscal year ended December 31, 1995, the Board of Trustees held twelve meetings, the Audit Committee held eight meetings and the Nominating Committee did not meet. All of the current Trustees and Committee Members then serving attended at least 75% of the meetings of the Board of Trustees or applicable committee, if any, held during the fiscal year ended December 31, 1995.

OTHER EXECUTIVE OFFICERS

   In addition to Messrs. Cogan and Tripple, who serve as executive officers of the Fund, the following table provides information with respect to the other executive officers of the Fund. Each executive officer is elected by the Board of Trustees and serves until his successor is chosen and qualified or until his resignation or removal by the Board. The business address of all officers of the Fund is 60 State Street, Boston, Massachusetts 02109.

  Name, Age and Position with The Fund                          Principal Occupation(s)
------------------------------------------   --------------------------------------------------------------
William H. Keough, 59, Treasurer             Senior Vice President, Chief Financial Officer and Treasurer of
                                             PGI and Treasurer of PFD, PMC, PSC, PPC, Pioneer SBIC Corp.,
                                             PIC, PMT, P. Intl. and of each fund in the Pioneer family of mutual funds.
Joseph P. Barri, 50, Secretary               Secretary of PGI, PMC and PCC, and of each fund in the Pioneer family of mutual funds; Clerk of PFD and PSC and Partner, Hale and Dorr (counsel to the Fund).

REMUNERATION OF TRUSTEES AND OFFICERS

   The following table provides information regarding the compensation paid by the Fund and the other investment companies in the Pioneer family of mutual funds to the

Trustees for their services for the Fund's most recently completed fiscal year. The Fund pays no salary or other compensation to its officers.

                                                           Total Compensa-
                                                            tion from the
                              Aggregate     Pension or     Fund and other
                             Compensation   Retirement      funds in the
                               From the      Benefits      Pioneer Family
Director                        Fund*         Accrued     of Mutual Funds**
 -------------------------   -------------   ----------  ------------------
John F. Cogan, Jr.              $  500          $0             $11,000
Richard H. Egdahl, M.D.          3,674           0              63,315
Margaret B.W. Graham             3,674           0              62,398
John W. Kendrick                 3,674           0              62,398
Marguerite A. Piret              4,038           0              76,704
David D. Tripple                   500           0              11,000
Stephen K. West                  3,666           0              68,180
John Winthrop                    3,964           0              71,199

+PMC fully reimbursed the Fund and the other funds in the Pioneer family of mutual funds for compensation paid to Messrs. Cogan and Tripple.
*For the fiscal year ended December 31, 1995.
** For the calendar year ended December 31, 1995.

REQUIRED VOTE

   In accordance with the Fund's Declaration of Trust, the vote of a plurality of all of the shares of the Fund voted at the Meeting is sufficient to elect the nominees.

                                  PROPOSAL 4

         RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Arthur Andersen LLP has served as the Fund's independent public accountant since the Fund's 1994 fiscal year. Audit services during the fiscal year ended December 31, 1995 consisted of examinations of the Fund's financial statements for this period and reviews of the Fund's filings with the SEC.

The Trustees who were present at the November 4, 1996 meeting, including a majority of the Trustees who are not "interested persons" of the Fund or PMC, unanimously selected Arthur Andersen LLP as the Fund's independent public accountants for the fiscal year ending December 31, 1997, subject to shareholder ratification at the Meeting. A representative of Arthur Andersen LLP is expected to be available at the Meeting to make a statement if he or she desires to do so and to respond to appropriate questions.

REQUIRED VOTE

   The ratification of the selection of Arthur Andersen LLP as the Fund's independent public accountants for the fiscal year ending December 31, 1997 requires the affirmative vote of a majority of the shares present and entitled to vote at the meeting.

   THE TRUSTEES RECOMMEND THAT THE SHAREHOLDERS OF THE FUND VOTE IN FAVOR OF THE RATIFICATION OF ARTHUR ANDERSEN LLP AS THE FUND'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                         PROPOSALS 5(a) THROUGH 5(g)

                      ELIMINATION, AMENDMENT OR ADDITION
                      OF VARIOUS INVESTMENT RESTRICTIONS

General

   The Trustees of the Fund recommend that shareholders approve the elimination of, amendment to or addition of various investment restrictions, as described in detail below. All of the current restrictions proposed to be eliminated or amended are set forth in the Fund's Statement of Additional Information.

   Each Proposal requires the separate approval of the shareholders of the Fund. Each of these restrictions is a "fundamental" investment policy that may only be changed by an affirmative 1940 Act Majority Vote. See "Required Vote" below.

5(A). AMENDMENT TO FUNDAMENTAL INVESTMENT POLICY REGARDING UNDERWRITING

   The Fund's current investment policy regarding underwriting states that the Fund may not:

      act as a securities underwriter

   If amended as proposed, the new policy will state that the Fund may not:

      act as an underwriter, except as it may be deemed to be an underwriter in a sale of restricted securities held in its portfolio.

   The 1940 Act requires that a fund state a formal fundamental policy regarding underwriting. The amendment is being proposed to clarify that the sale by the Fund of portfolio securities restricted as to transfer by the federal securities laws will not be subject to this restriction to the extent such a sale may be deemed to be underwriting activity. PMC believes it may be advantageous for a fund with investment policies such as the Fund's to have the flexibility to invest in restricted securities. The proposed amendment would eliminate any doubt created by the current underwriting restriction as to the Fund's ability to dispose of any restricted securities it may acquire.

5(B). AMENDMENT OF FUNDAMENTAL INVESTMENT RESTRICTION REGARDING COMMODITIES

   The Fund's existing fundamental investment restriction regarding commodities states that the Fund may not:

      invest in real estate, commodities or commodity contracts.

   If amended as proposed, the restriction would provide that the Fund may not:

      invest in real estate, commodities or commodity contracts, except that the Fund may invest in financial futures contracts and related options and in any other financial instruments which may be deemed to be commodities or commodity contracts in which the Fund is not prohibited from investing by the Commodity Exchange Act and the rules and regulations thereunder.

   The 1940 Act requires that a fund state a formal fundamental investment policy regarding investment in commodities. Any financial futures contract or related option is considered to be a commodity. Other types of financial instruments such as when- issued securities and swaps might also be deemed to be commodities. The amendment is being proposed to enable the Fund to invest in financial futures contracts and related options for hedging and other permissible purposes and to clarify that certain practices in which the Fund engages (such as when-issued securities) or might in the future engage (such as foreign currency futures contracts and related options) are not subject to this restriction.


   A financial futures contract is a contract to buy or sell units of a particular securities index or foreign currency at an agreed price on a specified future date. Depending on the change in value of the index or currency between the time when a fund enters into and terminates a financial futures transaction, the fund realizes a gain or loss. An option is a right to buy or sell a security at some future date for an agreed upon price in consideration of the payment or receipt of a premium. Financial futures and options on financial futures are typically used for hedging purposes and involve certain risks, including imperfect correlations between movements in the prices of financial futures and options and movements in the price of the underlying securities index or currency or the portfolio securities that are the subject of a hedge, potentially illiquid secondary markets at certain times and inability of the adviser to correctly predict market or currency movements.


   Except for the proposed use of foreign currency futures contracts and related options as described in Proposal 1 under "Additional Investment Practices," the Fund does not currently intend to engage in financial futures and related options transactions in the coming year. In the event that the Trustees decide in the future it is desirable for the Fund to engage in any such additional practices, the Fund's Prospectus will be revised accordingly, including the addition of appropriate risk disclosure.

5(C). ELIMINATION OF FUNDAMENTAL INVESTMENT RESTRICTION REGARDING INVESTMENT
      COMPANIES

   The Fund's existing fundamental investment restriction regarding investment companies states that the Fund may not:

      purchase the securities of any other investment company, except it may make such a purchase as a part of a merger, consolidation or acquisition of assets.


   If eliminated as proposed, the Trustees would adopt a new non-fundamental restriction (that may be changed by the Trustees without shareholder approval) that would provide that the Fund may not:

      invest in securities of other registered investment companies, except by purchases in the open market including only customary brokers' commissions, and except as they may be acquired as part of a merger, a consolidation or an acquisition of assets.


   This change is being proposed to provide the Fund with additional investment flexibility. The change would permit investment in investment vehicles (except other mutual funds such as unit investment trusts) that would be attractive investments for the Fund but may technically be (or be deemed to be) investment companies (as defined in the 1940 Act) and therefore prohibited by the Fund's investment restriction. Even though securities of such issuers may involve the duplication of some fees and expenses, PMC believes that they can provide attractive investment opportunities that, except for the restriction stated above, would be consistent with the Fund's investment objectives and policies. PMC does not currently expect to significantly invest the Fund's assets in such vehicles but would like the flexibility to do so to the extent permitted by the 1940 Act should appropriate opportunities arise.


5(D). ELIMINATION OF FUNDAMENTAL INVESTMENT RESTRICTION REGARDING AFFILIATES
      OF AFFILIATES

   The Fund's existing fundamental investment restriction regarding securities of affiliates of affiliates of the Fund states that the Fund may not:


      purchase or retain the securities of any issuer if the officers and Trustees of the Fund or of its Investment Adviser who own individually or beneficially more than one-half of 1% of the securities of such issuer together own more than 5% of the securities of such issuer.

   If the elimination of this restriction is approved by shareholders, the Trustees will adopt the identical restriction as a non-fundamental policy. The restriction is required by the blue sky laws of states in which the Fund offers its shares but is not required to be stated as a matter of fundamental policy. The change is being proposed to give the Trustees the flexibility to amend the restriction if desired without the need for shareholder approval. PMC is currently reviewing this restriction in the context of the recent enactment of "The National Securities Market Act of 1996" which gives federal regulators exclusive jurisdiction over the registration of mutual funds. As a result of this review, PMC may advise the Trustees that this restriction should be further amended or eliminated.


5(E). ELIMINATION OF FUNDAMENTAL INVESTMENT RESTRICTIONS REGARDING
      "UNSEASONED" ISSUERS

   The Fund's existing fundamental investment restriction regarding securities of "unseasoned" issuers states that the Fund may not:

      purchase securities of any company with a record of less than three years continuous operation (including that of predecessors) if such purchase would cause the Fund's investments in such companies taken at cost to exceed 5% of the value of the Fund's assets, except holding companies or companies formed by merger, where the operating companies have had at least three years of continuous operation.

   The 1940 Act does not impose any limitation upon investment in securities of issuers with a limited operating history. The change is being proposed to permit the Fund to invest in such securities to the extent that PMC believes that such investment would be beneficial to the Fund and would not involve undue risk. In general, PMC believes that it would be advantageous in connection with the expansion of the Fund's ability to invest in non-dividend paying stocks to have the flexibility to invest in recently formed companies which often offer significant potential for growth of capital. Although the Fund will not formally adopt a percentage limitation on such investments, it is not expected that PMC will invest more than 5% of the Fund's assets in such securities.


   Certain state blue sky laws limited the ability of the Fund to invest in the securities of unseasoned issuers. PMC is currently reviewing this restriction in the context of the recent enactment of "The National Securities Market Act of 1996" which gives federal regulators exclusive jurisdiction over the registration of mutual funds. As a result of this review, PMC may advise the Trustees that the restriction should be further amended or eliminated.


5(F). AMENDMENT OF FUNDAMENTAL INVESTMENT RESTRICTION REGARDING BORROWING

   The Fund's existing fundamental investment restriction regarding borrowing states that the Fund may not:

      borrow money except for temporary or emergency purposes in an amount up to 5% of the value of the Fund's assets.

      If amended as proposed, the restriction will provide that the Fund may not:

   borrow money, except from banks as a temporary measure to facilitate the meeting of redemption requests or for extraordinary or emergency purposes and except pursuant to reverse repurchase agreements or dollar rolls, in all cases in amounts not exceeding 10% of the Fund's total assets (including the amount borrowed) taken at market value.

   The 1940 Act requires that a fund state a fundamental policy regarding borrowing. The amendment is being proposed (1) to clarify that the Fund may borrow from banks both for extraordinary or emergency purposes and to meet redemptions, (2) to increase the permitted percentage of permitted borrowings to 10% of the Fund's total assets and (3) to give the Fund the future ability to engage in reverse repurchase agreements and dollar rolls without the need for shareholder approval.

   Reverse repurchase agreements involve sales by a fund of portfolio assets concurrently with an agreement by the fund to repurchase the same assets at a later date at a fixed price. During the reverse repurchase agreement period, the fund continues to receive principal and interest on these securities and also has the opportunity to earn a return on the collateral furnished by the counterparty to secure its obligation to redeliver the securities. Dollar rolls are transactions in which a fund sells securities for delivery in the current month and simultaneously contracts to repurchase similar securities on a specified future date. During the roll period, the fund forgoes principal and interest paid on the securities. The fund is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale.


   In regard to the permitted uses of bank borrowings, clarification is necessary because the current restriction is not explicit with respect to the Fund's ability to borrow to meet redemptions. In regard to reverse repurchase agreements and dollar rolls, the Fund does not currently engage or desire to engage in either of these investment practices in the coming year. However, because these common practices may be deemed to constitute borrowings, the Trustees believe it is best to create the flexibility to introduce such practices at some future time without the need for shareholder approval if this becomes desirable. In such event, the Prospectus and Statement of Additional Information would be amended accordingly, including the addition of appropriate risk disclosure. The Fund will not purchase securities while outstanding borrowings exceed 5% of the Fund's total assets.


5(G). ADDITION OF FUNDAMENTAL INVESTMENT RESTRICTION REGARDING "SENIOR
      SECURITIES"

   The Trustees propose adopting a fundamental investment restriction regarding the issuance of "senior securities" such that the Fund may not:

      issue senior securities, except as permitted by the Fund's borrowing, lending and commodity restrictions, and for purposes of this restriction, the issuance of shares of beneficial interest in multiple classes or series, the purchase or sale of options, futures contracts, options on futures contracts, forward commitments, forward foreign exchange contracts, repurchase agreements, reverse repurchase agreements, dollar rolls, swaps and any other financial transaction entered into pursuant to the Fund's investment policies as described in the Prospectus and this Statement of Additional Information and in accordance with applicable SEC pronouncements, as well as the pledge, mortgage or hypothecation of the Fund's assets within the meaning of the Fund's fundamental investment restriction regarding pledging, are not deemed to be senior securities.

   The 1940 Act requires that a fund state a fundamental policy regarding the issuance of "senior securities" which are any securities that have preferential rights compared to the Fund's shares of beneficial interest. The above restriction is being proposed for the purpose of complying with this technical requirement and to clarify that the issuance of multiple classes or series of shares by the Fund would be permitted and that the investments specified therein are not considered to be senior securities.

   Except for forward commitments and repurchase agreements in which the Fund already engages and forward foreign currency contracts and currency futures and related options in which the Fund will engage if the proposed change in the Fund's investment objectives is approved, the Fund has no current intention of engaging in the other listed investment practices in the coming year. However, the Trustees believe it is appropriate to provide clarification at this time that such practices (and other unspecified investment practices) are not covered by the restriction in case it becomes desirable to engage in one or more of these practices at some future time. In the event that a new practice is implemented, the Prospectus and Statement of Additional Information will be revised accordingly, including the addition of appropriate risk disclosure.

TRUSTEES' RECOMMENDATIONS

   At a meeting of the Trustees held on July 16, 1996, the Trustees present unanimously approved, and voted to recommend to the shareholders of the Fund that they approve the proposed elimination or amendment of certain of the Fund's investment restrictions. In taking such action and making such recommendations, the Trustees considered the fact that the proposed changes will provide clarification relating to certain investment restrictions and flexibility to adjust to changing regulations and markets and new investment techniques without continually incurring the significant expense involved in soliciting proxies and holding shareholder meetings. The Trustees believe that this increased clarity and flexibility will be beneficial to present shareholders as well as potential investors.

   Except as described in this Proxy Statement, approval of the proposed changes to the investment restrictions will not result in changes in the Trustees, officers, investment programs and services or any operations that are described in the Fund's current Prospectus and Statement of Additional Information.

REQUIRED VOTE

   Adoption of each of Proposals 5(a) through 5(g) requires the affirmative 1940 Act Majority Vote of the Fund.

   If all or some of the Proposals are not approved by the shareholders of the Fund, the Fund will continue to adhere to the current investment restriction(s) as to which no change has been approved.

   FOR THE REASONS SET FORTH ABOVE, THE TRUSTEES RECOMMEND THAT THE SHAREHOLDERS OF THE FUND VOTE IN FAVOR OF THE APPROVAL OF THE PROPOSALS TO ELIMINATE, AMEND OR ADD CERTAIN INVESTMENT RESTRICTIONS.

                                OTHER MATTERS

SHAREHOLDER PROPOSALS

   The Fund is not required to hold annual meetings of shareholders and does not currently intend to hold such a meeting of shareholders in 1997.

SHARES HELD IN RETIREMENT PLANS

   PGI is permitted to vote any shares held in Retirement Plans and will do so if necessary to obtain a quorum.

PROXIES, QUORUM AND VOTING AT THE MEETING

   Any person giving a proxy has the power to revoke it at any time prior to its exercise by executing a superseding proxy or by submitting a notice of revocation to the Secretary of the Fund. In addition, although mere attendance at the Meeting will not revoke a proxy, a shareholder present at the Meeting may withdraw his or her proxy and vote in person. All properly executed and unrevoked proxies received in time for the Meeting will be voted in accordance with the instructions contained in the proxies. If no instruction is given, the persons named as proxies will vote the shares represented thereby in favor of the Proposals described above and will use their best judgment in connection with the transaction of such other business as may properly come before the Meeting or any adjournment thereof.

   A majority of the shares entitled to vote--present in person or represented by proxy--constitutes a quorum for the transaction of business with respect to any proposal (unless otherwise noted in the Proxy Statement). In the event that at the time any session of the Meeting is called to order a quorum is not present in person or by proxy, the persons named as proxies may vote those proxies which have been received to adjourn the Meeting to a later date. In the event that a quorum is present but sufficient votes in favor of any of the Proposals, including the election of the nominees to the Board of Trustees, have not been received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies with respect to such Proposal. Any such adjournment will require the affirmative vote of more than one half of the shares of the Fund present in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote those proxies which they are entitled to vote in favor of any such Proposal in favor of such an adjournment and will vote those proxies required to be voted against any such Proposal against any such adjournment. A shareholder vote may be taken on one or more of the Proposals in the proxy statement prior to such adjournment if sufficient votes for its approval have been received and it is otherwise appropriate. Such vote will be considered final regardless of whether the Meeting is adjourned to permit additional solicitation with respect to any other Proposal.

   Shares of the Fund represented at the Meeting (including, shares which abstain or do not vote with respect to one or more of the Proposals) will be counted for purposes of determining whether a quorum is present at the Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular Proposal, but will not be counted as a vote in favor of such Proposal. Accordingly, an abstention from voting on a Proposal has the same legal effect as a vote against the Proposal.

   Adoption by the shareholders of any of Proposals 1, 2 and 5(a) through 5(g) requires the affirmative vote of the lesser of (i) 67% or more of the voting securities of the Fund present at the Meeting, if the holders of more than 50% of the shares of the Fund are present or represented by proxy at the Meeting, or
(ii) 50% or more of the outstanding shares of the Fund. If a broker or nominee holding shares in "street name" indicates on the proxy that it does not have discretionary authority to vote as to any Proposal, those shares will not be considered as present and entitled to vote as to that Proposal. Accordingly, a "broker non-vote" has no effect on the voting in determining whether a Proposal has been adopted pursuant to item (i) above, provided that the holders of more than 50% of the outstanding shares (excluding the "broker non-votes") of the Fund are present or represented by proxy. However, with respect to determining whether a Proposal has been adopted pursuant to item (ii) above, because shares represented by a "broker non-vote" are considered outstanding shares, a "broker non-vote" has the same legal effect as a vote against such Proposal.

OTHER BUSINESS

   While the Meeting has been called to transact any business that may properly come before it, the only matters that the Trustees intend to present are those matters stated in the attached Notice of Special Meeting of Shareholders. However, if any additional matters properly come before the Meeting, and on all matters incidental to the conduct of the Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on such matters unless instructed to the contrary.

METHODS OF SOLICITATION AND EXPENSES

   The cost of preparing, assembling and mailing this proxy statement and the attached Notice of Special Meeting of Shareholders and the accompanying proxy card will be borne by PMC. In addition to soliciting proxies by mail, PMC may, at PMC's expense, have one or more Fund officers, representatives or compensated third-party agents, including PMC, PSC and PFD, aid in the solicitation of proxies by personal interview or telephone and telegraph and may request brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of the shares held of record by such persons.

   The Fund may also arrange to have votes recorded by telephone. The telephone voting procedure is designed to authenticate shareholders' identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been properly recorded. The Fund has been advised by counsel that these procedures are consistent with the requirements of applicable law. If these procedures were subject to a successful legal challenge, such votes would not be counted at the Meeting. The Fund is unaware of any such challenge at this time. Shareholders would be called at the phone number PSC has in its records for their accounts, and would be asked for their Social Security number or other identifying information. The shareholders would then be given an opportunity to authorize proxies to vote their shares at the Meeting in accordance with their instructions. To ensure that the shareholders' instructions have been recorded correctly, they will also receive a confirmation of their instructions in the mail. A special toll-free number will be available in case the information contained in the confirmation is incorrect.

   Persons holding shares as nominees will be reimbursed by PMC, upon request, for the reasonable expenses of mailing soliciting materials to the principals of the accounts.

   November 22, 1996

                                   APPENDIX

ADDITIONAL INFORMATION PERTAINING TO PMC

   Directors. Information regarding the affiliations of Mr. Cogan, Chairman of PMC, and Mr. Tripple, a Director of PMC, is contained in Proposal 2 of this Proxy Statement. The following table provides information with respect to the other Director of PMC:

 Name, Age and Address                  Principal Occupation(s)
 --------------------------   ---------------------------------------------
 Robert L. Butler, 55         Executive Vice President and a Director of
 60 State Street              PGI; President and a Director of PFD;
 Boston, MA 02109             Director of PSC, PIC, and P. Intl.; Vice
                              Chairman of Pioneer GmbH; and a Member of the Supervisory Board of PFPT.


   Ownership of PMC. PMC is a wholly-owned subsidiary of PGI. As of September 30, 1996, Mr. Cogan beneficially owned 3,578,901 shares (14.16%) of the outstanding Common Stock of PGI. Mr. Cogan's beneficial holdings included 696,391 shares held in trusts with respect to which Mr. Cogan may be deemed to be a beneficial owner by reason of his interest as a beneficiary and/or position as a trustee and shares which Mr. Cogan has the right to acquire under outstanding options within sixty days of September 30, 1996. At such date, Messrs. Butler and Tripple, PMC's other directors, each owned beneficially less than 2% of the outstanding Common Stock of PGI. As of September 30, 1996, officers and directors of PMC and Trustees and officers of the Fund beneficially owned an aggregate of 4,073,396 shares of Common Stock of PGI, approximately 15.75% of the outstanding Common Stock of PGI. During PGI's fiscal year ended December 31, 1995 there were no transactions in PGI Common Stock by any officer, Trustee of the Fund or Director of PMC in an amount equal to or exceeding 1% of the outstanding Common Stock of PGI.


   Services Provided to the Fund By Affiliates of PMC. PSC serves as the Fund's transfer agent and shareholder servicing agent. Under the terms of its contract with the Fund, PSC's duties include: (i) processing sales, redemptions and exchanges of shares of the Fund; (ii) distributing dividends and capital gains to shareholder accounts; and (iii) maintaining certain account records and responding to routine shareholder inquires. For the fiscal year ended December 31, 1995 the Fund paid PSC approximately $773,246 in fees for these services.

   PFD, an indirect wholly owned subsidiary of PGI, serves as the Fund's principal underwriter. For the fiscal year ended December 31, 1995, the Fund paid PFD approximately $674,000 in distribution fees pursuant to the Fund's Class A Distribution Plan and $15,000 in distribution fees pursuant to the Fund's Class B Distribution Plan. Such fees are paid to PFD in reimbursement of expenses related to servicing of shareholder accounts and compensating broker/dealers and sales personnel. For the same period, PFD earned net underwriting commissions in connection with its offering of shares of the Fund in the amount of approximately $665,332 of which approximately $581,628 was reallowed to dealers.

   Similar Funds Managed By PMC. PMC serves as the investment manager to the following funds with investment objectives similar to the Fund's current and proposed revised objectives:

                   Annual                               Name of Fund
             Management Fee Rate                 (Net Assets as of 9/30/96)
--------------------------------------------   -------------------------------
0.60% on average net assets (subject to an     Pioneer II
adjustment of up to plus/minus .20 to          ($5,432,875,000)
reflect each Fund's performance)               Pioneer Fund
                                               ($2,711,796,000)


From July 1, 1996 to January 30, 1997:         Pioneer Mid-Cap Fund
0.625% on average net assets (subject to a     ($1,013,495,000)
negative adjustment of up to 0.20%);
From February 1, 1997: 0.625% on average net assets, adjusted by up to plus/minus .20% to reflect Pioneer Mid-Cap Fund's performance

0.65% on average net assets                    Pioneer Variable
                                               Contracts Trust--
                                               Balanced Portfolio
                                               ($12,125,000)

0.65% on the first $300 miles of average
net asset;
0.60% on the next 1200 miles in average
net assets;
0.50% on the next $500 million in average      Pioneer Equity-Income Fund
net assets;                                    ($459,802,000)
0.45% on net average assets exceeding
$1 billion

   Portfolio Transactions. All orders for the purchase or sale of portfolio securities are placed on behalf of the Fund by PMC pursuant to authority contained in the Current and Proposed Management Contracts. In selecting brokers or dealers, PMC considers factors relating to execution on the best overall terms available, including, but not limited to, the size and type of the transaction; the nature and character of the markets of the security to be purchased or sold; the execution efficiency, settlement capability and financial condition of the dealer; the dealer's execution services rendered on a continuing basis; and the reasonableness of any dealer spreads.

   PMC may select broker-dealers which provide brokerage and/or research services to the Fund and/or other investment companies or accounts managed by PMC. Such research services must be lawful and appropriate assistance to PMC in the performance of its investment decision making responsibilities and could include advice concerning the value of securities; the advisability of investing in, purchasing or selling securities; the availability of securities or the purchasers or sellers of securities; furnishing analysis and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and performance of accounts; and effecting securities transactions and performing functions incidental thereto (such as clearance and settlement).

   In circumstances where two or more broker-dealers offer comparable prices and executions, preference may be given to a broker-dealer which has sold shares of the Fund as well as shares of other investment companies or accounts managed by PMC. This policy does not imply a commitment to execute all portfolio transactions through all broker-dealers that sell shares of the Fund. In addition, if PMC determines in good faith that the amount of commissions charged by a broker is reasonable in relation to the value of the brokerage and research services provided by such broker, the Fund may pay commissions to such broker in an amount greater than the amount another firm may charge. This information might be useful to PMC in providing services to the Fund as well as to other investment companies or accounts managed by PMC, although not all of such research may be useful to the Fund. Conversely, such information provided to PMC by brokers and dealers through whom other clients of PMC effect securities transactions might be useful to PMC in providing services to the Fund. The receipt of such research is not expected to reduce PMC's normal independent research activities; however, it enables PMC to avoid the additional expense which might otherwise be incurred if it were to attempt to develop comparable information through its own staff.

                               -------------------

                                                                     EXHIBIT A

                             MANAGEMENT CONTRACT

   THIS AGREEMENT dated this      day of February, 1997 between Pioneer Balanced
Fund, a Delaware business trust (the "Fund"), and Pioneering Management Corporation, a Delaware corporation (the "Manager").

                             W I T N E S S E T H

   WHEREAS, the Fund is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") for the purpose of registering its shares for public offering under the Securities Act of 1933, as amended,

   WHEREAS, the parties hereto deem it mutually advantageous that the Manager should be engaged, subject to the supervision of the Fund's Board of Trustees and officers, to manage the Fund,

   NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the Fund and the Manager do hereby agree as follows:

   1. (a) The Manager will regularly provide the Fund with investment research, advice and supervision and will furnish continuously an investment program for the Fund consistent with the investment objectives and policies of the Fund. The Manager will determine from time to time what securities shall be purchased for the Fund, what securities shall be held or sold by the Fund and what portion of the Fund's assets shall be held uninvested as cash, subject always to the provisions of the Fund's Agreement and Declaration of Trust, By-Laws and its registration statements under the 1940 Act and under the Securities Act of 1933 covering the Fund's shares, as filed with the Securities and Exchange Commission, and to the investment objectives, policies and restrictions of the Fund, as each of the same shall be from time to time in effect, and subject, further, to such policies and instructions as the Board of Trustees of the Fund may from time to time establish. To carry out such determinations, the Manager will exercise full discretion and act for the Fund in the same manner and with the same force and effect as the Fund itself might or could do with respect to purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

   (b) The Manager will, to the extent reasonably required in the conduct of the business of the Fund and upon the Fund's request, furnish to the Fund research, statistical and advisory reports upon the industries, businesses, corporations or securities as to which such requests shall be made, whether or not the Fund shall at the time have any investment in such industries, businesses, corporations or securities. The Manager will use its best efforts in the preparation of such reports and will endeavor to consult the persons and sources believed by it to have information available with respect to such industries, businesses, corporations or entities.

   (c) The Manager will maintain all books and records with respect to the Fund's securities transactions required by sub-paragraphs (b)(5),(6),(9) and
(10) and paragraph (f) of Rule 31a-1 under the 1940 Act (other than those records being maintained by the custodian or transfer agent appointed by the
Fund) and preserve such records for the periods prescribed therefor by Rule 31a-2 of the 1940 Act. The Manager will also provide to the Board of Trustees such periodic and special reports as the Board may reasonably request. >

   2. (a) Except as otherwise provided herein, the Manager, at its own expense, shall furnish to the Fund office space in the offices of the Manager or in such other place as may be agreed upon from time to time, and all necessary office facilities, equipment and personnel for managing the Fund's affairs and investments, and shall arrange, if desired by the Fund, for members of the Manager's organization to serve as officers or agents of the Fund.

   (b) The Manager shall pay directly or reimburse the Fund for: (i) the compensation (if any) of the Trustees who are affiliated with, or interested persons of, the Manager and all officers of the Fund as such; and (ii) all expenses not hereinafter specifically assumed by the Fund where such expenses are incurred by the Manager or by the Fund in connection with the management of the affairs of, and the investment and reinvestment of the assets of, the Fund.

   (c) The Fund shall assume and shall pay: (i) charges and expenses for fund accounting, pricing and appraisal services and related overhead, including, to the extent such services are performed by personnel of the Manager or its affiliates, office space and facilities and personnel compensation, training and benefits; (ii) the charges and expenses of auditors; (iii) the charges and expenses of any custodian, transfer agent, plan agent, dividend disbursing agent and registrar appointed by the Fund with respect to the Fund; (iv) issue and transfer taxes, chargeable to the Fund in connection with securities transactions to which the Fund is a party; (v) insurance premiums, interest charges, dues and fees for membership in trade associations and all taxes and corporate fees payable by the Fund to federal, state or other governmental agencies; (vi) fees and expenses involved in registering and maintaining registrations of the Fund and/or its shares with the Commission, state or blue sky securities agencies and foreign countries, including the preparation of Prospectuses and Statements of Additional Information for filing with regulatory agencies; (vii) all expenses of shareholders' and Trustees' meetings and of preparing, printing and distributing prospectuses, notices, proxy statements and all reports to shareholders and to governmental agencies; (viii) charges and expenses of legal counsel to the Fund and the Trustees; (ix) distribution fees paid by the Fund in accordance with Rule 12b-1 promulgated by the Commission pursuant to the 1940 Act; (x) compensation of those Trustees of the Fund who are not affiliated with or interested persons of the Manager, the Fund (other than as Trustees), The Pioneer Group, Inc. or Pioneer Funds Distributor, Inc.; (xi) the cost of preparing and printing share certificates; and (xii) interest on borrowed money, if any.

   (d) In addition to the expenses described in Section 2(c) above, the Fund shall pay all brokers' and underwriting commissions chargeable to the Fund in connection with securities transactions to which the Fund is a party.

   3. (a) The Fund shall pay to the Manager, as compensation for the Manager's services hereunder, a fee at the rates per annum of the Fund's average daily net assets as follows: 0.65% of the Fund's average daily net assets up to $1 billion, 0.60% of the next $4 billion and 0.55% of the excess over $5 billion. The management fee payable hereunder shall be computed daily and paid monthly in arrears. In the event of termination of this Agreement, the fee provided in this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

   (b) If the operating expenses of the Fund in any year exceed the limits set by state securities laws or regulations in states in which shares of the Fund are sold, the amount payable to the Manager under subsection (a) above will be reduced (but not below $0), and the Manager shall make other arrangements concerning expenses but, in each instance, only as and to the extent required by such laws or regulation. If amounts have already been advanced to the Manager under this Agreement, the Manager will return such amounts to the Fund to the extent required by the preceding sentence.

   (c) In addition to the foregoing, the Manager may from time to time agree not to impose all or a portion of its fee otherwise payable hereunder (in advance of the time such fee or a portion thereof would otherwise accrue) and/or undertake to pay or reimburse the Fund for all or a portion of its expenses not otherwise required to be borne or reimbursed by the Manager. Any such fee reduction or undertaking may be discontinued or modified by the Manager at any time.

   4. The Manager will not be liable for any error of judgment or mistake of law or for any loss sustained by reason of the adoption of any investment policy or the purchase, sale, or retention of any security on the recommendation of the Manager, whether or not such recommendation shall have been based upon its own investigation and research or upon investigation and research made by any other individual, firm or corporation, but nothing contained herein will be construed to protect the Manager against any liability to the Fund or its shareholders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

   5. (a) Nothing in this Agreement will in any way limit or restrict the Manager or any of its officers, directors, or employees from buying, selling or trading in any securities for its or their own accounts or other accounts. The Manager may act as an investment advisor to any other person, firm or corporation, and may perform management and any other services for any other person, association, corporation, firm or other entity pursuant to any contract or otherwise, and take any action or do any thing in connection therewith or related thereto; and no such performance of management or other services or taking of any such action or doing of any such thing shall be in any manner restricted or otherwise affected by any aspect of any relationship of the Manager to or with the Fund or deemed to violate or give rise to any duty or obligation of the Manager to the Fund except as otherwise imposed by law. The Fund recognizes that Manager, in effecting transactions for its various accounts, may not always be able to take or liquidate investment positions in the same security at the same time and at the same price.

   (b) In connection with purchases or sales of fund securities for the account of the Fund, neither the Manager nor any of its Trustees, officers or employees will act as a principal or agent or receive any commission except as permitted by the 1940 Act. The Manager shall arrange for the placing of all orders for the purchase and sale of fund securities for the Fund's account with brokers or dealers selected by the Manager. In the selection of such brokers or dealers and the placing of such orders, the Manager is directed at all times to seek for the Fund the most favorable execution and net price available except as described herein. It is also understood that it is desirable for the Fund that the Manager have access to supplemental investment and market research and security and economic analyses provided by brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Manager is authorized to place orders for the purchase and sale of securities for the Fund with such brokers, subject to review by the Fund's Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Manager in connection with its or its affiliates services to other clients.

   (c) On occasions when the Manager deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Manager, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such clients.

   6. This Agreement shall become effective on the date hereof and shall remain in force until May 31, 1998 and from year to year thereafter, but only so long as its continuance is approved annually by a vote of the Trustees of the Fund voting in person, including a majority of its Trustees who are not parties to this Agreement or interested persons (as the term "interested persons" is defined in the 1940 Act) of any such parties, at a meeting of Trustees called for the purpose of voting on such approval or by a vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Fund, subject to the right of the Fund and the Manager to terminate this contract as provided in Section 7 hereof.

    7. Either party hereto may, without penalty, terminate this Agreement by vote of its Board of Trustees or by vote of a "majority of its outstanding voting securities" (as defined in the 1940 Act) of the Fund and the giving of 60 days' written notice to the other party.

    8. This Agreement shall automatically terminate in the event of its assignment. For purposes of this Agreement, the term "assignment" shall have the meaning given it by Section 2(a)(4) of the 1940 Act.

    9. The Fund agrees that in the event that neither the Manager nor any of its affiliates acts as an investment adviser to the Fund, the name of the Fund, and any fund thereof, will be changed to one that does not contain the name "Pioneer" or otherwise suggest an affiliation with the Manager.

   10. The Manager is an independent contractor and not an employee of the Fund for any purpose. If any occasion should arise in which the Manager gives any advice to its clients concerning the shares of the Fund, the Manager will act solely as investment counsel for such clients and not in any way on behalf of the Fund or Fund.

   11. This Agreement states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act, when applicable.

   12. This Agreement and all performance hereunder shall be governed by the laws of The Commonwealth of Massachusetts, which apply to contracts made and to be performed in The Commonwealth of Massachusetts.

   13. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

   14. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers and their seal to be hereto affixed as of the day and year first above written.

ATTEST:                                     PIONEER BALANCED FUND

-----------------------------               ----------------------------------
Joseph P. Barri                             John F. Cogan, Jr.
Secretary                                   President

                                            PIONEERING MANAGEMENT
ATTEST:                                     CORPORATION

-----------------------------               ----------------------------------
Joseph P. Barri                             Robert L. Butler
Secretary                                   President

Pioneer Income Fund
60 State Street
Boston, MA 02109-1820


November 1996

Dear Shareowner,

I am writing to advise you that a special meeting will be held January 14, 1997, for shareowners of Pioneer Income Fund to vote on a number of important Proposals. As a shareowner in the Fund, you have the opportunity to voice your opinion on these matters.

This package contains information about the proposals, along with the yellow proxy card for you to use when voting by mail. Please take a moment to read the enclosed materials and cast your vote on the yellow proxy card. Your prompt vote will be appreciated. If a majority of the Fund's shareowners have not voted prior to the meeting, we must try to obtain their votes with additional mailings or phone solicitation.

(callout in margin) Voting your shares by mail is quick and easy. Everything you need is enclosed.

Each of the proposals up for approval has been reviewed by Pioneer Income Fund's Board of Trustees, whose primary role is to protect your interests as a shareowner. The Trustees recommend that you vote FOR each proposal.

(callout in margin) The Fund's Board of Trustees recommends that you vote FOR each proposal.

Here is what a FOR vote means for each of the proposals being considered.

Proposal 1:
Approve changing the Fund's investment objective to capital growth and current income by actively managing a diversified portfolio of equity securities and bonds. The Fund's name will change to Pioneer Balanced Fund if this Proposal is approved. The Fund's objective now is current income consistent with the preservation and conservation of capital; capital growth is a secondary consideration. The enclosed Proxy Statement provides more details on the proposed change.

Proposal 2:
Approve a new management contract with Pioneering Management Corporation (PMC), including an increase in management fees. Under the current contract, as of September 30, 1996, the effective annual rate of the Fund's management fees was 0.498%, based on net asset of $274 million. Under the proposed contract, the Fund would pay an effective annual rate of 0.65% at the same asset level.

Proposal 3:
Elect eight Trustees to the Board. The Trustees supervise the Fund's activities and review contractual arrangements with companies that provide services to the Fund. All of the nominees currently serve as Trustees.

Proposal 4:
Ratify the selection of Arthur Andersen LLP as the Fund's independent public accountants for the fiscal year ending December 31, 1997. Arthur Andersen LLP currently serves as the Fund's independent public accountants.

Proposal 5:
Modernize the Fund's investment policies to conform to current standards in the mutual fund industry. The Fund's Trustees believe the proposed changes are appropriate and necessary to update the Fund. For details on each component of this Proposal, we encourage you to read the enclosed Proxy Statement.

Cast your vote by completing and signing the yellow proxy card enclosed in this package. Please mail your completed and signed proxy card as quickly as possible, using the postage-paid envelope provided.

(callout in margin) Please vote! Your vote is extremely important, no matter how many shares you own.

Please feel free to call Pioneer at 1-800-225-6292 from 8:00 a.m. to 9:00 p.m. Eastern time on any business day. We'll be happy to answer your questions about the Proposals or the process for voting your shares. Thank you for your prompt response.

Sincerely,

John F. Cogan, Jr.
Chairman and President


1196-3505

PIONEER INCOME FUND
60 State Street
Boston, MA 02109-1820

                                             URGENT!
                                             PLEASE VOTE
                                             YOUR SHARES TODAY
Dear Shareowner,

Not too long ago we sent you a proxy card and materials explaining the proposals up for a vote at the January 14, 1997, shareowner meeting for Pioneer Income Fund. WE NEED YOU TO CAST YOUR VOTE!

If you have not already completed and returned the proxy card included in our earlier package, PLEASE TAKE A MOMENT NOW TO COMPLETE THE ENCLOSED YELLOW PROXY CARD AND MAIL IT TO US IN THE POSTAGE-PAID ENVELOPE PROVIDED.

The proposals up for approval have been reviewed by Pioneer Income Fund's Board of Trustees, whose primary role is to protect your interests as a shareowner. THE TRUSTEES RECOMMEND THAT YOU VOTE FOR EACH PROPOSAL. For your easy reference, on the back of this page is a summary of what a FOR vote would mean for each proposal.

PLEASE  VOTE!  YOUR VOTE IS EXTREMELY  IMPORTANT,  NO MATTER HOW MANY SHARES YOU
OWN.

Please feel free to call Pioneer at 1-800-225-6292 from 8:00 a.m. to 9:00 p.m. Eastern time if you have any questions about the proposals or the process for voting your shares. Thank you for your prompt response.

Sincerely,


John F. Cogan, Jr.
Chairman and President

HERE IS WHAT A FOR VOTE MEANS FOR EACH OF THE PROPOSALS BEING CONSIDERED.

PROPOSAL 1:
APPROVE CHANGING THE FUND'S INVESTMENT OBJECTIVE TO CAPITAL GROWTH AND CURRENT INCOME BY ACTIVELY MANAGING A DIVERSIFIED PORTFOLIO OF EQUITY SECURITIES AND BONDS. The Fund's name will change to Pioneer Balanced Fund if this Proposal is approved. The Fund's objective now is current income consistent with the preservation and conservation of capital; capital growth is a secondary consideration. The Proxy Statement, sent to you previously, provides more details on the proposed change.

PROPOSAL 2:
APPROVE A NEW MANAGEMENT CONTRACT WITH PIONEERING MANAGEMENT CORPORATION (PMC), including an increase in management fees. Under the current contract, as of September 30, 1996, the effective annual rate of the Fund's management fees was 0.498%, based on net asset of $274 million. Under the proposed contract, the Fund would pay an effective annual rate of 0.65% at the same asset level.

PROPOSAL 3:
ELECT EIGHT TRUSTEES TO THE BOARD. The Trustees supervise the Fund's activities and review contractual arrangements with companies that provide services to the Fund. All of the nominees currently serve as Trustees.

PROPOSAL 4:
RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS THE FUND'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997. Arthur Andersen LLP currently serves as the Fund's independent public accountants.

PROPOSAL 5:
MODERNIZE THE FUND'S INVESTMENT POLICIES to conform to current standards in the mutual fund industry. The Fund's Trustees believe the proposed changes are appropriate and necessary to update the Fund. For details on each component of this Proposal, we encourage you to read the Proxy Statement.

PLEASE  VOTE!  YOUR VOTE IS EXTREMELY  IMPORTANT,  NO MATTER HOW MANY SHARES YOU
OWN.

1196-3506

PIONEER INCOME FUND
60 State Street
Boston, MA  02109-1820

                                                            URGENT!
                                                            PLEASE VOTE YOUR
                                                            SHARES TODAY

Dear Shareowner,

TIME IS RUNNING OUT. You have not yet returned the proxy cards we sent for you to use in voting on the proposals up for consideration at Pioneer Income Fund's January 14, 1997, shareowner meeting. WE NEED YOU TO CAST YOUR VOTE TODAY!

Please vote now. If a majority of the Fund's shareowners have not voted before January 14, we must delay the meeting and extend the proposal and voting process.

If you have not already completed and returned the proxy cards included in our earlier packages, PLEASE TAKE A MOMENT NOW TO COMPLETE THE ENCLOSED YELLOW PROXY CARD AND MAIL IT TO US TODAY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

The proposals up for approval have been reviewed by Pioneer Income Fund's Board of Trustees, whose primary role is to protect your interests as a shareowner. THE TRUSTEES RECOMMEND THAT YOU VOTE FOR EACH PROPOSAL. For your easy reference, on the back of this page is a summary of what a FOR vote would mean for each proposal.

VOTE TODAY! YOUR VOTE IS EXTREMELY IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.

Please feel free to call Pioneer at 1-800-225-6292 from 8:00 a.m. to 9:00 p.m. Eastern time if you have any questions about the proposals or the process for voting your shares. Thank you for your prompt response.

Sincerely,



John F. Cogan, Jr.
Chairman and President

HERE IS WHAT A FOR VOTE MEANS FOR EACH OF THE PROPOSALS BEING CONSIDERED.

PROPOSAL 1:
APPROVE CHANGING THE FUND'S INVESTMENT OBJECTIVE TO CAPITAL GROWTH AND CURRENT INCOME BY ACTIVELY MANAGING A DIVERSIFIED PORTFOLIO OF EQUITY SECURITIES AND BONDS. The Fund's name will change to Pioneer Balanced Fund if this Proposal is approved. The Fund's objective now is current income consistent with the preservation and conservation of capital; capital growth is a secondary consideration. The enclosed Proxy Statement, sent to you previously, provides more details on the proposed change.

PROPOSAL 2:
APPROVE A NEW MANAGEMENT CONTRACT WITH PIONEERING MANAGEMENT CORPORATION (PMC), including an increase in management fees. Under the current contract, as of September 30, 1996, the effective annual rate of the Fund's management fees was 0.498%, based on net asset of $274 million. Under the proposed contract, the Fund would pay an effective annual rate of 0.65% at the same asset level.

PROPOSAL 3:
ELECT EIGHT TRUSTEES TO THE BOARD. The Trustees supervise the Fund's activities and review contractual arrangements with companies that provide services to the Fund. All of the nominees currently serve as Trustees.

PROPOSAL 4:
RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS THE FUND'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997. Arthur Andersen LLP currently serves as the Fund's independent public accountants.

PROPOSAL 5:
MODERNIZE THE FUND'S INVESTMENT POLICIES to conform to current standards in the mutual fund industry. The Fund's Trustees believe the proposed changes are appropriate and necessary to update the Fund. For details on each component of this Proposal, we encourage you to read the Proxy Statement.

PLEASE VOTE TODAY! YOUR VOTE IS EXTREMELY IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.

1196-3507

PROXY                                                                      PROXY

                               PIONEER INCOME FUND


                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 14, 1997


         The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) John
F. Cogan, Jr., David D. Tripple, Robert P. Nault and Joseph P. Barri, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Special Meeting of Shareholders of Pioneer Income Fund (the "Fund") to be held on Tuesday, January 14, 1997 at 2:00 p.m. (Boston time) at the offices of Hale and Dorr, counsel to the Fund, 60 State Street, 26th Floor, Boston, Massachusetts 02109 (the "Meeting"), and any adjourned session or sessions thereof, and there to vote and act upon the following matters (as more fully described in the accompanying Proxy Statement) in respect of all shares of the Fund which the undersigned will be entitled to vote or act upon, with all the powers the undersigned would possess if personally present:

        (1)      To approve amendments to the Fund's investment objective:

             -                     -                         -
        FOR |_|           AGAINST |_|               ABSTAIN |_|

        (2) To approve a new Management Contract between the Fund and Pioneering Management Corporation, the Fund's investment adviser ("PMC"), increasing the management fee payable to PMC:

             -                     -                         -
        FOR |_|           AGAINST |_|               ABSTAIN |_|

        (3) To elect the eight (8) Trustees to serve on the Board of Trustees until their successors have been duly elected and qualified. The nominees are:

        John F. Cogan, Jr., Richard H. Egdahl, M.D., Margaret B.W. Graham, John.W. Kendrick, Marguerite A. Piret, David D. Tripple, Stephen K. West and John Winthrop.

        / / FOR electing all the nominees
        (EXCEPT AS MARKED TO THE CONTRARY ABOVE)

        / / WITHHOLD authority to vote for all nominees

        (NOTE: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES, WRITE THE NOMINEE(S) NAME ON THE LINE BELOW.)

        --------------------------------------------------------------------

        (4) To ratify the selection of Arthur Andersen LLP as the Fund's independent public accountants for the fiscal year ending December 31, 1997:

             -                     -                         -
        FOR |_|           AGAINST |_|               ABSTAIN |_|


        (5a) To approve an amendment to the Fund's fundamental investment restriction regarding underwriting:

             -                     -                         -
        FOR |_|           AGAINST |_|               ABSTAIN |_|

        (5b) To approve an amendment to the Fund's fundamental investment restriction regarding commodities:

             -                     -                         -
        FOR |_|           AGAINST |_|               ABSTAIN |_|


        (5c) To approve the elimination of the Fund's fundamental investment restriction regarding investment companies:

             -                     -                         -
        FOR |_|           AGAINST |_|               ABSTAIN |_|

        (5d) To approve the elimination of the Fund's fundamental investment restriction regarding affiliates of affiliates of the Fund:

             -                     -                         -
        FOR |_|           AGAINST |_|               ABSTAIN |_|

        (5e) To approve the elimination of the Fund's fundamental investment restriction regarding "unseasoned" issuers:

             -                     -                         -
        FOR |_|           AGAINST |_|               ABSTAIN |_|

        (5f) To approve an amendment to the Fund's fundamental investment restriction regarding borrowing:

             -                     -                         -
        FOR |_|           AGAINST |_|               ABSTAIN |_|

        (5g) To approve the addition of a new fundamental investment restriction regarding "senior securities":

             -                     -                         -
        FOR |_|           AGAINST |_|               ABSTAIN |_|


IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

                                            DATED: ......................, 199_


                                            ....................................


                                            ....................................
                                                        Signature(s)

                                             In signing, please write name(s)
                                             exactly as appearing hereon. When
                                             signing as attorney, executor,
                                             administrator or other fiduciary,
                                             please give your full title as
                                             such. Joint owners should each sign
                                             personally.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE FUND AND SHOULD BE RETURNED AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED

[Pioneer Logo]

                            IMPORTANT ADVISORY CONCERNING PIONEER INCOME FUND
-------------------------------------------------------------------------------
FUND'S SHIFT TOWARD EQUITY  Since its inception in 1968, Pioneer Income Fund has
INVESTING IS  CONSISTENT    offered shareowners an investment vehicle for
WITH PIONEER'S   LONG-TERM  pursuing:
ECONOMIC OUTLOOK

                            o current income, consistent with preservation of
                              capital, primarily through high-quality corporate bonds

                            o growth of capital through common stocks as a
                              secondary objective

                            After evaluating Pioneer Income Fund's policies, the long-term outlook for its competitive universe, as well as current economic and market trends, Fund trustees will submit a proposal for shareowner approval that would:

                            o shift the Fund's objective toward a balance
                              between income and growth

                            o change the Fund's name to Pioneer Balanced Fund

                            Fund shareowners will soon receive proxy materials that will describe these important proposals and others related to Pioneer Income Fund. All proposals will be submitted for a shareowner vote on January 14, 1997.

FOR CUMULATIVE TOTAL        Keep in mind this change is primarily a shift in
RETURNS,  THE LIPPER        emphasis: the current portfolio breakdown of Pioneer
BALANCED FUND CATEGORY      Income Fund is about 65% bonds and 35% stocks. Upon
OUTPERFORMED  THE LIPPER    acceptance Income of the proposal, the change would
FUND  CATEGORY  ON A        take effect February 1, 1997, and the mix between
ONE-YEAR, FIVE-YEAR AND     the two sectors would begin approaching a balanced
10-YEAR BASIS THROUGH       target of approximately 50/50.
9/30/96
                            For reinvestors, who comprise some 90% of shareowners, the change in objective should permit greater opportunity to pursue equity growth than the current investment mix offers. For the minority of shareowners who require relatively high current income Pioneer offers:

                            o systematic withdrawal programs which would
                              let your clients receive regular checks
                              monthly or quarterly from their Fund investment

                            o exchanges into a number of attractive taxable
                              and tax-free income alternatives that pursue monthly dividends

                            Other proposals touch on:

                            o approval for a new management contract with
                              Pioneering Management Corporation (PMC)
                              including a change in management fee to 0.65% on net assets of $0.00 million

                            o re-election of eight current Trustees to the
                              Board

PLEASE ENCOURAGE YOUR       We hope you share our confidence and conviction
CLIENTS TO VOTE "YES"       that these proposals are in the best interest of
FOR THE  PROPOSED           your clients, our shareowners. We will continue
CHANGES TO PIONEER          to work hard for your support, and to ensure
INCOME FUND                 that our standards of service and investment
                            management remain second to none.

IF YOU HAVE ANY QUESTIONS, PLEASE CALL PIONEER SALES SUPPORT AT 1-800-622-9876.

-------------------------------------------------------------------------------
PIONEER FUNDS               FOR BROKER/DEALER USE ONLY
DISTRIBUTOR, INC.           NOT FOR USE WITH THE PUBLIC
60 STATE STREET
BOSTON, MA 02109
(CODE)